EXHIBIT 99.1
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FOR IMMEDIATE RELEASE                Contact: Kathy Martin, 860-626-1900 ext: 18


                      THE FIRST NATIONAL BANK OF LITCHFIELD
                  ANNOUNCES FORMATION OF NEW LEASING SUBSIDIARY

Litchfield, Connecticut--November 13, 2006--The First National Bank of Litchfield (the "Bank") and its holding company, First Litchfield Financial Corporation (NASDQ: FLFL), announced today the formation of a new leasing subsidiary operating under the name First Litchfield Leasing Corporation.

First Litchfield Leasing will offer middle market equipment leases ($75,000 to $500,000) to the commercial markets of Connecticut and Massachusetts, as well as to the existing commercial accounts and small business clients of the Bank. Glenn R. Mason, a 30-year veteran in the management of middle market equipment leasing/financing, will be serving as President of the leasing company. Mason co-founded New England Capital Corporation (NECC) in 1983 and was Executive Vice President, Chief Operating Officer for 17 years. Most recently, Mason served as Senior Vice President for TD Banknorth Leasing in New Britain, CT.

Linda Parady will join Mason in the leadership of First Litchfield Leasing, and will serve as Vice President. Parady's extensive background in lease and loan documentation will bring a level of customer service to the clients of First Litchfield Leasing.

"The formation of the new leasing operation represents a significant addition to our product offerings, allowing The First National Bank of Litchfield to have a unique niche among community banks as a complete financial source for our business customers," Bank President Joseph J. Greco said. "First Litchfield Leasing is dedicated to delivering the same commitment to excellence that our customers have benefited from for almost two centuries."

According to the Equipment Leasing and Finance Association, equipment leasing is a $220 billion industry with a growing demand among businesses that aim to free working capital while updating technology, expanding capabilities and staying competitive. "The ability to reap all the benefits of new equipment without the burden associated with equipment ownership is a real appeal," commented Mason. "We will strive to offer equipment lease solutions that will meet the evolving needs of the local business community. First Litchfield Leasing will be structured to offer a full range of leasing products generally available only at the larger leasing entities while at the same time maintaining a customer service focus that is missing in the industry today."

First Litchfield Leasing Corporation's office is located at 1057 Torringford Street, Torrington, at the Bank's Hilltop branch, which opened November 6, 2006.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these

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statements  involve  risks,  uncertainties  and  assumptions,  including,  among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield has served the communities of Northwestern Connecticut since 1814. It is currently operating full service banking offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and Torrington, with total assets of over $500 million. Maintaining a long-standing commitment to personalized service, The Bank provides consumer, commercial and retail investment and insurance products and services, as well as equipment leasing and a Trust and Wealth Management division that offers asset management and estate settlement services to individuals, non-profit and commercial customers.

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